FanShark, Inc.

FanShark takes Celebrity Connection to the Next Level.


FANSHARK™

Invest

$99.75 minimum investment

DEADLINE: June 30, 2023

in 2 months

SHARE PRICE

$0.95

TOTAL RAISED

$401

VALUATION

$6,966,540

4(a)(6) offering provided by Netcapital Funding Portal Inc.

INTRODUCTION


TAKING CELEBRITY CONNECTION
TO THE NEXT LEVEL

Athletes and Entertainers are a huge part of their fan's lives.

Fans devote their **time**, **money** and their **heart** to this relationship.

Whether it's the emotion of a song that a fan feels an artist wrote specifically for them, or the highs and lows a fan experiences throughout the season, while watching their favorite team play.

FanShark, through its unique and innovative products, fulfills the inherent emptiness of the relationship between the Fan and their favorite Celebrity.

Welcome to the Fandom!

A SEED IS PLANTED

As a young boy, all those years ago, the founder of FanShark, would write to his favorite Dallas Cowboy players. It is indescribable the joy he would feel when that Dallas Cowboy envelope arrived back, because he knew that meant a letter and pic of his favorite player was contained within.




dallas cowboys
John Levin


dallas cowboys football club
The Dallas Cowboys

In some cases the player would actually sign the pic with a pen. This was so much more special, because it meant the player actually touched the photograph.

What was so amazing, they actually took the time to write back!

Many, many years later, this process has not really changed.

Thus the birth of Fanshark.

PROBLEM & SOLUTION


THE PROBLEM WE SOLVE

PROBLEM

Fans want to **connect** with their idols in a meaningful way.

SOLUTION

FanShark's platform takes **Celebrity connection** to the next level. Fans get a personalized, tangible product that reconnects the fan and their idol every time they wear it.

OUR PRODUCTS

ALL OF OUR PRODUCTS ARE COMPLETELY UNIQUE AND ONE OF THE FIRST TO MARKET


15
Billy,
keep studying and
getting A's in school.

PERSONALIZED THREADS


LEAGUE CHAMPION
FFL
2022

DRAFT THREADS



TEAM THREADS

OUR PRODUCTS PERSONALIZED THREADS

Fans request a **Personal Handwritten** message

To Mike
Happy 60th,
Many years of happiness.

Fans type what they want their favorite Celebrity or Athlete to handwrite.


FANSHARK
Your Biggest Fan



Celebrities **Handwrite** the message from the **Comfort of their Home**


NIGERIAN
NIGHTMARE
CHRISTIAN
OKOYE

We digitally print the message onto the fan's shirt so they can **Wear, Wash & Show-off**

What the **fan receives**



Personalized Merch

Original Message
Perfect for framing

OUR PRODUCTS
DRAFT THREADS

DRAFT THREADS

- You are the proud GM
- Your Drafted Player's Signatures
- QB
  RB
  TE
  Kicker
  Team Defense

FULLY PATENTED

In Season, Winner and Losers Shirt


LEAGUE CHAMPION
FFL
2022

Front



Back

Drag your drafted player's signature onto your shirt.

Make it bigger or smaller or rotate it.

DRAFT THREADS PATENT

What the Patent Covers?

Fantasy Team **roster signatures**

Your **team name**

Your **team defense**

Placed **on apparel**


1
#3
#30
#84
4
#87
#11
#41
2
bRussel sprouts
3

All 18 claims accepted. | Patent issued March 2019.

OUR PRODUCTS
TEAM THREADS



TEAM THREADS

Build your favorite team licensed shirt with authentic signatures from the full roster.

Custom and Personalized

Fans get to drag and place their favorite player's signatures onto their officially licensed merch.

ACTUAL FAN'S MESSAGES

ACTUAL FANS
MESSAGE REQUEST


NIGERIAN
NIGHTMARE
CHRISTIAN
OKOYE

Christian Okoye Campaign

Nancy (For Herself)
*"Nancy, a true Kansas City Chiefs fan for life.
Always there, always loud, always proud, and always Chiefs!"*

Catrina (For Herself)
"Happy 40th birthday to the KC Chiefs #1 fan! Enjoy Hurricane Catrina"

Raymond (For Hunter)
"Hunter, thanks for being the Chiefs biggest fan! Go Chiefs!"

Derek (For Himself)
"To Derek, thanks for being a true Chiefs Fan."

Greg (For Himself)
*"To Greg. Go Chiefs go.
Thank you for being a fan and part of the Chiefs Kingdom."*

GIVING BACK

GIVING BACK

Athletes and Entertainers can use the FanShark platform to generate significant dollars for their foundations and favorite charities, all from the comfort of their home.

Our goal is raise over
$1,000,000
for our Celebrity Charities.

Some of our current Athletes charitable offerings.


Monique Billings

Women's Sports Foundation · Women's Global Empowerment Fund — **100%** of their proceeds


Gregory Rousseau

Kaleida Health — **50%** of their proceeds


Ucehnna Nwosu

Children's Diabetes Foundation — **50%** of their proceeds

REVENUE MODEL

REVENUE MODEL

REVENUE STREAM #1	REVENUE STREAM #2	REVENUE STREAM #3
Personalize Threads (T-shirts and Jerseys)	Draft Threads	Team Threads (Licensed T-shirts)
$125	$36	$75
Average selling price	Average selling price	Average selling price

*Draft Threads and Team Threads' products are currently in development. The average selling prices are projected figures.

MARKET SIZE


MARKET SIZE

US Media and Entertainment Industry is approximately
$717 Billion in 2019 with a projected increase to **$825 Billion in 2023***

Motion Pictures and Television	Music	Book Publishing	Gaming
Box Office **11 Billion** TV and Home Video **96 Billion** Television Subscriptions **91 Billion**	Recorded, including concerts and touring **$22 Billion**	Physical and digital books **$38 Billion**	Gaming **26 Billion** E-sports (Professional Gaming) **281 Billion** (more than double 2016)

*According to the 2018-2023 Entertainment Media Outlook by PWC

NORTH AMERICA SPORTS

Market Size
From 2009 to 2023 (in billion U.S. dollars)*


Sports market revenue in billion U.S. dollars
100
80
60
40
20
0
48.73
49.99
52.01
53.47
56.45
60.23
63.56
67.29
69.14
71.06
73.04
75.71
77.71
80.5
83.1
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019**
2020**
2021**
2022**
2023**

*According to Statistica
Supplementary Notes:
*The sports market includes the segments media rights, gate revenues, sponsorships, and merchandising
**Forecast

FANTASY SPORTS REVENUE

in the United States in 2018, by Segment (in billion U.S. dollars)*


Revenue in billion U.S. dollars
3.27
2.91
1.04
Traditional
Daily Fantasy Sports
Ancillary

*According to the Fantasy Sports Trade Association (FSTA), there were 59.3 million fantasy sports players in the United States in 2018

COMPETITION


COMPETITIVE ADVANTAGES

FanShark is creating **a whole new industry**.

All three of our products are **one of the first to market**.

Draft threads is fully protected by a **US patent**.

Team threads is covered under the **same issued patent**.

Fans receive a tangible, personalized, physical product that they can **Wear, Wash and Show Off!**

LEADERSHIP


LEADERSHIP

JOHN LAVIN
CEO/Founder

John is the inventor of the FanShark concept and a patent holder. He is a CPA (non-practicing) who has served in the capacity of COO/CFO for over 28 years, primarily in the apparel industry. His background in apparel, ranges from men's suits, textile converting, woman's blouses, licensed underwear, and digital printing.

He was instrumental in bringing the licensed underwear company to profitability, which ultimately sold for $125,000,000, in its sale to a public foreign entity.

John also has extensive turnaround management experience and for the last five years, he has concentrated his efforts into the E-Commerce space.

ADVISORY BOARD


ADVISORY BOARD



CHRISTIAN OKOYE

AKA "The Nigerian Nightmare" is an equity partner in FanShark. Christian Okoye, is a former All-Pro running back for the Kansas City Chiefs. He was a second round pick of Kansas City in 1987. During his seven seasons in Kansas City, Christian set a number of Chiefs rushing records, including total yards in a season, attempts in a season, touchdowns in a season, attempts in a single game, 100-yard games in a season, and was the first Chiefs running back to rush for 1,000 yards for more than one season.

In 2006, Mr. Okoye established The California Sports Hall of Fame, which has over 80 members, including sports legends; Magic Johnson, Bill Walsh, Tommy Lasorda, Eric Dickerson, Marcus Allen, Reggie Jackson to name a few.

USE OF PROCEEDS

If the offering's maximum amount of $1,069,999 is raised:

Use	Value	% of Proceeds
Professional Team and Player's Licensing	$175,000	16.4%
Unallocated Funds	$0	less than 0.1%
Software Development	$125,000	11.7%
Player Advances	$150,000	14.0%
Marketing	$300,000	28.0%
General & Administrative	$267,569	25.0%
Intermediary fees	$52,430	4.9%

TERMS

This is an offering of Common Stock A, under registration exemption 4(a)(6), in FanShark, Inc.. This offering must raise at least $10,000 by June 30, 2023 at 9:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. FanShark, Inc. may issue additional securities to raise up to $1,069,999, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

8,459,515 shares
× $0.95 per share

$8,036,539 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on August 29, 2022
- Form C/A on October 18, 2022
- Form C/A on December 9, 2022
- Form C/A on February 7, 2023
- Form C/A on March 20, 2023

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- Facebook

UPDATES

Mar 20, 2023 • Filed Form C/A

Feb 7, 2023 • Filed Form C/A

Dec 9, 2022 • Filed Form C/A

Oct 18, 2022 • Filed Form C/A

Aug 29, 2022 • Primary offering of 1,126,315 shares at $0.95

Aug 29, 2022 • Filed Form C

ASK A QUESTION

Proofread your comment before submitting: once it's posted, you can't edit or delete it. For the fastest help with the web site, email help@netcapital.com instead of commenting.

Type your question or comment here

Post

hello@netcapital.com
+1 (617)-231-9270